        As filed with the Securities and Exchange Commission on December 8, 2000
                                                  Registration No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ________________

                                 XILINX, INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                      77-0188631
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               2100 Logic Drive
                          San Jose, California  95124
                   (Address of principal executive offices)
                            _______________________

                   RocketChips, Inc. 1996 Stock Option Plan
               RocketChips, Inc. 1996 Director Stock Option Plan
            RocketChips, Inc. 2000 Non-Qualified Stock Option Plan
           RocketChips, Inc. 2000 Equity Incentive Stock Option Plan
            Non-Qualified Stock Option Agreement for Paul M. Russo
                           (Full title of the Plans)
                            _______________________


                              Willem P. Roelandts
                     President and Chief Executive Officer
                               2100 Logic Drive
                          San Jose, California  95124
                                (408) 559-7778
(Name, address and telephone number, including area code, of agent for service)

                            _______________________
                                   Copy to:

                              Steven J. Tonsfeldt
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (650) 854-4488

              (Calculation of Registration Fee on following page)

----------------------------------------------------------------------------------------------------------------------------
                                              CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------

                                                                                   Proposed
                                                                    Maximum         Maximum       Proposed
                                                                     Amount        Offering       Maximum        Amount of
                                                                     to be         Price Per     Aggregate      Registration
           Title of Securities to be Registered                  Registered (1)      Share     Offering Price       Fee
----------------------------------------------------------------------------------------------------------------------------
RocketChips, Inc. 1996 Stock Option Plan
  Common Stock,
  $0.01 par value.........................................              462,634    $ 9.14 (3)  $ 4,228,474.76     $ 1,116.32
RocketChips, Inc. 1996 Director Stock Option Plan
  Common Stock,
  $0.01 par value.........................................               44,912    $10.83 (3)  $   486,396.96     $   128.41
RocketChips, Inc. 2000 Non-Qualified Stock Option Plan
  Common Stock
  $0.01 par value.........................................              102,926    $18.71 (3)  $ 1,925,745.46     $   508.40
RocketChips, Inc. 2000 Equity Incentive Stock Option Plan
  Common Stock
  $0.01 par value.........................................              183,518    $18.71 (3)  $ 3,433,621.78     $   906.48
Non-Qualified  Stock Option Agreement for Paul M. Russo
  Common Stock
  $0.01 par value                                                        13,368    $18.71 (3)  $   250,115.28     $    66.03
                                                                  -------------                -----------------------------
      Total...............................................              807,358                $10,324,354.24     $ 2,725.64

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Pursuant to the Agreement and Plan of Merger dated as of September 30, 2000, among Registrant, RChips Acquisition Corporation and RocketChips, Inc., Registrant assumed, effective as of November 9, 2000, all of the outstanding options to purchase Common Stock of RocketChips, Inc. under the RocketChips, Inc. 1996 Stock Option Plan, 1996 Director Stock Option Plan, 2000 Non-Qualified Stock Option Plan, 2000 Equity Incentive Stock Option Plan and Non-Qualified Stock Option Agreement for Paul M. Russo, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating
                      --------------
     the registration fee. Computation based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 (File No. 0-18548).

     (b) The Registrant's definitive Proxy Statement filed in connection with its August 10, 2000 Annual Meeting of Stockholders (File No. 0-18548).

     (c) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2000 (File No. 0-18548) and September 30, 2000 (File No. 0-18548).

     (d) The Registrant's Current Report on Form 8-K, filed with the Commission on November 22, 2000 (File No. 0-18548).

     (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Registration No. 0-18548) filed with the Commission on April 27, 1990 under the Securities Exchange Act of 1934, including any amendment or report subsequently filed by Registrant for the purpose of updating that description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.  Not applicable.
          -------------------------

Item 5.   Interests of Named Experts and Counsel.  Not applicable.
          --------------------------------------

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") allows for the indemnification of officers, directors, and other
 ----
corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article XII of the Registrant's amended and restated certificate of incorporation and Article VI of Registrant's bylaws authorize indemnification of Registrant's directors and officers to the extent and under the circumstances permitted by the DGCL.

     The Registrant has also entered into agreements with its directors and certain officers that will require Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. The Registrant maintains liability insurance for the benefit of its officers and directors.

     The above discussion of the DGCL and of Registrant's amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws and indemnification agreements.

Item 7.   Exemption from Registration Claimed.  Not applicable.
          -----------------------------------

Item 8.   Exhibits.
          --------

           Exhibit
           Number
           ------
           4.1      RocketChips, Inc. 1996 Stock Option Plan
           4.2      RocketChips, Inc. 1996 Director Stock Option Plan
           4.3      RocketChips, Inc. 2000 Non-Qualified Stock Option Plan
           4.4      RocketChips, Inc. 2000 Equity Incentive Stock Option Plan
           4.5      Non-Qualified Stock Option Agreement for Paul M. Russo
           5.1      Opinion of Venture Law Group, a Professional Corporation
           23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1)
           23.2     Consent of Ernst & Young LLP, Independent Auditors
           24.1     Power of Attorney (see signature page)

Item 9.   Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Xilinx, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 8th day of December 2000.

                                        XILINX, INC.


                                        By:    /s/ Willem P. Roelandts
                                           _____________________________________
                                               Willem P. Roelandts, President
                                               and Chief Executive Officer
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Willem P. Roelandts and Kris Chellam, and each of them, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                                    Title                                Date
         ---------                                    -----                                ----
  /s/ Willem P. Roelandts
____________________________          President and Chief Executive Officer          December 8, 2000
    Willem P. Roelandts                   (Principal Executive Officer)

     /s/ Kris Chellam
___________________________               Senior Vice President, Finance             December 8, 2000
       Kris Chellam                        and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

   /s/ Richard W. Sevcik
___________________________                          Director                        December 8, 2000
     Richard W. Sevcik

  /s/ Dennis L. Segers
___________________________                          Director                        December 8, 2000
     Dennis L. Segers

   /s/ Philip T. Gianos
___________________________                          Director                        December 8, 2000
     Philip T. Gianos

/s/ Bernard V. Vonderschmitt
____________________________                         Director                        December 8, 2000
  Bernard V. Vonderschmitt

     /s/ Frank Sanda
___________________________                          Director                        December 8, 2000
        Frank Sanda

                               INDEX TO EXHIBITS


Exhibit
Number
-------

 4.1  RocketChips, Inc. 1996 Stock Option Plan
 4.2  RocketChips, Inc. 1996 Director Stock Option Plan
 4.3  RocketChips, Inc. 2000 Non-Qualified Stock Option Plan
 4.4  RocketChips, Inc. 2000 Equity Incentive Stock Option Plan
 4.5  Non-Qualified Stock Option Agreement for Paul M. Russo
 5.1  Opinion of Venture Law Group, a Professional Corporation
23.1  Consent of Venture Law Group, a Professional Corporation (included in
      Exhibit 5.1)
23.2  Consent of Ernst & Young LLP, Independent Auditors
24.1  Power of Attorney (see signature page)